UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016
______________________
State Street Corporation
(Exact name of registrant as specified in its charter)
______________________

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03.	Material Modification to Rights of Security Holders.
On November 21, 2016, State Street Corporation (the "Corporation") caused notice to be delivered to the holders of the floating rate capital securities (the "Trust I Securities") of State Street Capital Trust I ("Trust I") that Trust I would be dissolved in accordance with the terms of Trust I, effective as of December 21, 2016 (the "liquidation date"). Upon the liquidation date, the Trust I Securities of each holder will be exchanged, without any action by such holder, for a like principal amount of the Corporation's floating rate junior subordinated debentures due 2028 that underlie such Trust I Securities (the "2028 Debentures").

On November 21, 2016, the Corporation also caused notice to be delivered to the holders of the floating rate capital securities (the "Trust IV Securities") of State Street Capital Trust IV ("Trust IV") that Trust IV would be dissolved in accordance with the terms of Trust IV, effective as of the liquidation date. Upon the liquidation date, the Trust IV Securities of each holder will be exchanged, without any action by such holder, for a like principal amount of the Corporation's floating rate junior subordinated debentures due 2037 that underlie such Trust IV Securities (the "2037 Debentures" and together with the 2028 Debentures, the "Debentures").

The next scheduled interest payment on the 2028 Debentures and the 2037 Debentures will include any accrued and unpaid distributions on the Trust I Securities and the Trust IV Securities, respectively. The Debentures exchanged for the Trust I Securities and the Trust IV Securities, as applicable, will be issued in the form of one or more global securities registered in the name of Cede & Co., the nominee of The Depository Trust Company, and will remain subject to the provisions of the existing indenture applicable to such Debentures, as amended to date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

Date: November 22, 2016	By:	/s/ Sean P. Newth
	Name:	Sean P. Newth
	Title:	Senior Vice President, Chief Accounting Officer and Controller